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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     November 12, 1996


                             EPL Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

          Colorado                      0 - 28444                84-0990658
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

2 International Plaza, Suite 245, Philadelphia, PA                    19113-1507
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    (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code    (610) 521-4400


                       Not Applicable
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(Former name or former address, if changed since last report.)














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ITEM   5.   OTHER EVENTS

        EPL Technologies, Inc.'s registration statement on Form S-3 was declared effective on November 12, 1996. The Company registered a total of 12,784,011 shares, comprising 8,740,429 outstanding shares of common stock, 293,334 shares of common stock issuable by the Company pursuant to the terms of certain outstanding warrants, 45,000 shares of common stock issuable by the Company pursuant to the terms of certain outstanding options, 3,173,333 shares of common stock issuable by the Company upon conversion of outstanding shares of the Company's Series A 10% Cumulative Convertible Preferred Stock and 531,915 shares of common stock issuable by the Company upon conversion of outstanding shares of the Company's Series B 10% Cumulative Convertible Preferred Stock. Although the Company will receive the exercise price of any warrants or options which are exercised, the Company will not receive any of the proceeds from the sale of any other shares.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated : November 27, 1996                                EPL Technologies, Inc.


                                                  By:    /s/Paul L. Devine
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                                                         Paul L. Devine
                                                         Chairman and President